                            ASSET PURCHASE AGREEMENT

                                  by and among

                          BTINH OPERATING COMPANY, INC.

                                    as Buyer

                           BROOKTROUT TECHNOLOGY, INC.

                                    as Parent

                                 NETACCESS, INC.

                                    as Seller

                                       and

                                  XIRCOM, INC.

                          as Seller's Sole Stockholder



                                  June 30, l997

                            ASSET PURCHASE AGREEMENT

                                      INDEX

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
SECTION 1.            PURCHASE AND SALE OF ASSETS.................................................................1
              1.1     Sale of Assets..............................................................................1
              1.2     Assumption of Specified Liabilities, Assumed Contracts and
                      Warranty Liabilities........................................................................3
              1.3     Purchase Price and Payment..................................................................5
              1.4     Time and Place of Closing...................................................................7
              1.5     Delivery of Agreement of Assumption of Assumed Liabilities..................................7
              1.6     Transfer of Subject Assets..................................................................7
              1.7     Delivery of Records and Contracts...........................................................7
              1.8     Further Assurances..........................................................................8
              1.9     Allocation of Purchase Price................................................................8
              1.10    Sales and Transfer Taxes....................................................................8
              1.11    Accounts Receivable.........................................................................8
              1.12    Procedures for Assets not Transferable......................................................8
              1.13    Employees, Wages and Benefits...............................................................9

SECTION 2.            REPRESENTATIONS AND WARRANTIES OF SELLER AND
                      STOCKHOLDER................................................................................10
              2.1     Making of Representations and Warranties...................................................10
              2.2     Organization and Qualifications of Seller..................................................10
              2.3     Subsidiaries...............................................................................11
              2.4     Capital Stock of Seller; Beneficial Ownership..............................................11
              2.5     Authority of Seller and the Stockholder....................................................11
              2.6     Real and Personal Property.................................................................13
              2.7     Financial Statements.......................................................................15
              2.8     Taxes......................................................................................16
              2.9     Collectibility of Accounts Receivable......................................................16
              2.10    Inventories................................................................................16
              2.11    Absence of Certain Changes.................................................................17
              2.12    Ordinary Course............................................................................18
              2.13    Banking Relations..........................................................................18
              2.14    Intellectual Property......................................................................19
              2.15    Contracts..................................................................................20
              2.16    Litigation.................................................................................22
              2.17    Compliance with Laws.......................................................................22
              2.18    Insurance..................................................................................22
              2.19    Warranty or Other Claims...................................................................22
              2.20    Powers of Attorney.........................................................................23
              2.21    Finder's Fee...............................................................................23

                                       (i)
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
                                                                                                                Page

              2.22    Permits; Burdensome Agreements.............................................................23
              2.23    [INTENTIONALLY OMITTED]....................................................................23
              2.24    Transactions with Interested Persons.......................................................23
              2.25    Employee Benefit Programs..................................................................23
              2.26    Environmental Matters......................................................................25
              2.27    Directors and Officers.....................................................................26
              2.28    Disclosure.................................................................................26
              2.29    Backlog....................................................................................26
              2.30    Employees; Labor Matters...................................................................27
              2.31    Customers, Distributors and Suppliers......................................................27
              2.32    Purchase Commitments.......................................................................28
              2.33    Required Consents..........................................................................28

SECTION 3.            COVENANTS OF SELLER AND THE STOCKHOLDER....................................................28
              3.1     Making of Covenants and Agreements.........................................................28
              3.2     Notice of Default..........................................................................28
              3.3     Consummation of Agreement..................................................................28
              3.4     Cooperation of Seller......................................................................28
              3.5     Non-competition............................................................................29
              3.6     No Solicitation of Employees...............................................................31
              3.7     Confidentiality............................................................................31
              3.8     Tax Returns................................................................................31
              3.9     Bank Accounts..............................................................................31

SECTION 4.            REPRESENTATIONS AND WARRANTIES OF BUYER....................................................32
              4.1     Making of Representations and Warranties...................................................32
              4.2     Organization of Buyer......................................................................32
              4.3     Authority of Buyer.........................................................................32
              4.4     Litigation.................................................................................33
              4.5     Finder's Fee...............................................................................33

SECTION 5.            CONDITIONS.................................................................................33
              5.1     Conditions to the Obligations of Buyer.....................................................33
              5.2     Conditions to Obligations of Seller........................................................35

SECTION 6.            RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING...............................................36
              6.1     Survival of Warranties.....................................................................36
              6.2     Collection of Assets.......................................................................36
              6.3     Payment of Obligations.....................................................................36

SECTION 7.            INDEMNIFICATION............................................................................37
              7.1     Indemnification by Seller and Stockholder..................................................37
              7.2     Limitations on Indemnification by Seller and Stockholder...................................38
              7.3     Indemnification by Buyer and Parent........................................................38

                                      (ii)
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
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
              7.4     Limitation on Indemnification by Buyer and Parent..........................................39
              7.5     Notice; Defense of Claims..................................................................39

SECTION 8.  MISCELLANEOUS........................................................................................40
              8.1     Bulk Sales Law.............................................................................40
              8.2     Fees and Expenses..........................................................................40
              8.3     Governing Law..............................................................................40
              8.4     Notices....................................................................................40
              8.5     Entire Agreement...........................................................................41
              8.6     Assignability; Binding Effect..............................................................42
              8.7     Captions and Gender........................................................................42
              8.8     Execution in Counterparts..................................................................42
              8.9     Amendments.................................................................................42
              8.10    Publicity and Disclosures..................................................................42
              8.11    Consent to Jurisdiction....................................................................42

                         List of Exhibits and Schedules

Schedule 1.2(a)            Specified Liabilities
Schedule 1.2(b)            Assumed Contracts
Schedule 2.5(a)            Defaults
Schedule 2.6(b)            Leased Real Property
Schedule 2.6(c)            Machinery, Equipment and Other Tangible Personal Property
Schedule 2.7               Financial Statements
Schedule 2.8               Income Tax Returns
Schedule 2.9               Accounts or Loans Receivable from Affiliated Persons
Schedule 2.10              Inventory
Schedule 2.11              Absence of Certain Changes
Schedule 2.13              Banking Relations
Schedule 2.14              Intellectual Property
Schedule 2.14(e)           Confidentiality Agreements
Schedule 2.15              Contracts
Schedule 2.16              Litigation
Schedule 2.17              Compliance with Laws
Schedule 2.18              Insurance
Schedule 2.19              Warranty or Other Claims and Warranty Terms
Schedule 2.22              Permits; Burdensome Agreements
Schedule 2.24              Transactions with Interested Persons
Schedule 2.25              Employee Benefit Programs
Schedule 2.26              Environmental Matters
Schedule 2.27              Directors and Officers
Schedule 2.29              Backlog
Schedule 2.30              Labor Matters
Schedule 2.31(a)           Customers and Distributors

                                      (iii)

                                                                                       Page
Schedule 2.31(b)           Suppliers
Schedule 2.32              Purchase Commitments
Schedule 5.1(q)            Licenses

Exhibit 1.3                Form of Closing Statement of Assets and Liabilities
Exhibit 1.5                Agreement of Assumption of Assumed Liabilities
Exhibit 1.6(a)             Agreement of Transfer of Subject Assets
Exhibit 1.6(b)             Agreement of Assignment and Assumption of Trademarks
Exhibit 1.9                Estimated Allocation of Purchase Price
Exhibit 5.1(f)             Opinion of Counsel for Seller
Exhibit 5.1(j)             Transition Services Agreement
Exhibit 5.1(k)             FIRPTA Withholding Certificate
Exhibit 5.2(d)             Opinion of Counsel for Buyer

                                      (iv)

                            ASSET PURCHASE AGREEMENT


         AGREEMENT entered into as of June 30, l997 by and among BTINH OPERATING COMPANY, INC., a Delaware corporation ("Buyer"), BROOKTROUT TECHNOLOGY, INC., a Massachusetts corporation ("Parent"), NETACCESS, INC., a Delaware corporation ("Seller"), and XIRCOM, INC., a California corporation and the sole stockholder of Seller (the "Stockholder").


                               W I T N E S S E T H

         WHEREAS, subject to the terms and conditions hereof, Seller desires to sell substantially all of its assets; and

         WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase said assets of Seller for the consideration specified herein and the assumption of certain trade liabilities as specified herein;

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


SECTION 1. PURCHASE AND SALE OF ASSETS.

         1.1      Sale of Assets.

                  (a) Subject to the provisions of this Agreement, Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.4 hereof), all of the properties, assets and business of Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, the following:

                           (i) all inventory, work-in-progress, finished goods and raw materials (collectively, the "Inventory");

                           (ii) all machinery, equipment and leasehold and personal property;

                           (iii) all goodwill and intellectual property rights, including trade secrets, proprietary information, designs, styles, technologies, inventions, know-how, formulae, processes, procedures, research records, test information, software and software documentation, market surveys, marketing know-how and manufacturing, research and technical information, trade names, copyrights and copyright registrations, service marks and trademarks (including applications and registrations therefor) specifically listed on
         Schedule 2.14 attached hereto, which such trademarks are all the trademarks needed in connection with Seller's business, patents and patent applications

         (including, without limitation, the trade names, copyrights and copyright registrations, and patents and patent applications described in Schedule 2.14 attached hereto), and all licenses to or from third parties with respect to the foregoing or rights related thereto, in each case which is used or held for use in the Seller's business;

                           (iv) all accounts receivable of the Seller's business (the "Receivables");

                           (v) all of Seller's rights and interests in and to all orders, commitments, contracts and agreements it has received or is a party to including, without limitation, the backlog of orders for the sale or lease of products or services for which no revenues have been recognized by Seller and any and all rights under any proprietary rights agreements and non-disclosure agreements;

                           (vi) all of Seller's right, title and interest in and to all franchises, licenses, permits, certifications, approvals and authorizations relating to the business of the Seller;

                           (vii) all cash, cash equivalents, investments and prepaid expenses; and

                           (viii) all other assets and properties of every nature whatsoever tangible and intangible, and wherever located, used or held for use in connection with the Seller's business, including, without limitation, all assets shown or reflected in the Base Balance Sheet (as defined in Section 2.7 hereof) of Seller, and all of Seller's goodwill and the exclusive right to use the name of Seller as all or part of a trade or corporate name.

                  (b) Notwithstanding the foregoing, there shall be excluded from such purchase and sale the following property and assets:

                           (i) Assets and property disposed of since the date of the Base Balance Sheet in the ordinary course of business and such other assets as have been or are disposed of as expressly permitted by the terms of this Agreement; and

                           (ii) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization (collectively, the "Corporate Records"); provided, however, that Seller shall provide Buyer prior to the Closing with copies of each of the foregoing, certified by Seller to be true, correct and complete copies.

         The assets, property and business of Seller to be sold to and purchased by Buyer under this Agreement are hereinafter sometimes referred to as the "Subject Assets," and the assets, property and business of the Seller which are excluded from the Subject Assets under this Section 1.1(b) are hereinafter sometimes referred to as the "Excluded Assets."

         1.2 Assumption of Specified Liabilities, Assumed Contracts and Warranty Liabilities. Upon the sale and purchase of the Subject Assets, Buyer shall assume and agree to pay or discharge when due in accordance with their respective terms only those trade liabilities of Seller incurred in the ordinary course of business as described on Schedule 1.2(a) which are outstanding at the time of the Closing and all trade liabilities of the type set forth on Schedule 1.2(a) incurred by Seller since the date of the Base Balance Sheet in the ordinary course of business and consistent with the terms of this Agreement which are outstanding at the time of the Closing (the "Specified Liabilities"). Buyer shall also assume in accordance with their terms (a) all performance obligations arising from and after the Closing Date under those leases and other contracts set forth on Schedule 1.2(b) (the "Assumed Contracts") and (b) product warranty liabilities other than any warranty liabilities arising in connection with Shiva Corporation or any of its affiliates, whether related to the agreement between Shiva Corporation and Seller, dated September 1, 1995 or otherwise with respect to sales of products on or prior to the Closing Date (the "Shiva Warranty Liability") arising from Seller's sales of products in the ordinary course of business (the "Warranty Liabilities"). Except for the Specified Liabilities, the Assumed Contracts and the Warranty Liabilities, Buyer shall not assume or be bound by any obligations or liabilities of Seller or any affiliate of Seller of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising whatsoever. In connection therewith and notwithstanding the foregoing, it is specifically agreed that Buyer shall not assume and shall not pay any other liabilities of the Seller, including, without limitation, the following:

                           (i) Liabilities incurred by Seller in connection with or relating to this Agreement and the transactions provided for herein, including, without limitation, counsel and accountant's fees (except that Buyer agrees to pay one-half (1/2) of the audit fees reasonably incurred in connection with Seller's obligation to provide the audited financial statements pursuant to Section 2.7(a)(i), which such one-half of audit fees is estimated to be not in excess of $25,000), any broker's commissions or finder's fees and expenses pertaining to the performance by Seller and its affiliates of its or their obligations hereunder;

                           (ii) Taxes (as defined in Section 2.8 hereof) of Seller (whether relating to periods before or after the transactions contemplated in this Agreement or incurred by Seller in connection with this Agreement, including any increase in taxes as a result of the applicability of Section 280G of the Code, and the transactions provided for herein), including any liability for Taxes arising out of the inclusion of Seller in any group filing consolidated, combined or unitary tax returns or arising out of any transferee liability;

                           (iii) Liabilities relating to all debt and other amounts owed to related parties or affiliates of the Seller;

                           (iv) Liabilities related to any accrued bonuses or compensation due to Seller's employees or other amounts due to Seller's employees whether as a consequence of the transaction contemplated hereby or by virtue of any agreements between Seller or Stockholder and one or more of Seller's employees relating to a change in control of Seller or Stockholder, including, without limitation, those Change in Control Agreements between Stockholder and each of William Rosenberger, Eric Mikisch, Michael Shaeffer, Charlie Snell, and Richard Sterry;

                           (v) Liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class; and

                           (vi) Liabilities in connection with or relating to all actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

         In furtherance of the foregoing, Seller shall be responsible for and pay any and all losses, damages, obligations, liens, assessments, judgments, fines, disposal and other costs and expenses, liabilities and claims, including, without limitation, interest, penalties and reasonable fees of counsel, engineers and experts, as the same are incurred, of every kind or nature whatsoever (all the foregoing being a "Claim" or the "Claims"), made by or owed to any person, other than Parent or Buyer, if any, to the extent any of the foregoing relates to the operations and assets of the Seller's business and arises in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing prior to or on the Closing (including, in each case, without limitation, any Claim relating to or associated with product liability matters, tax matters, pension and benefits matters, any failure to comply with applicable laws and/or permitting or licensing requirements, personal injury and property damage matters and environmental and worker health and safety matters). Buyer shall be responsible for and pay any and all Claims to the extent they relate to (x) the Assumed Liabilities or (y) the operation by Buyer of the Subject Assets after the Closing and arise in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing after the Closing (including, in each case, without limitation, any Claim relating to or associated with product liability matters, warranty claims, tax matters, pension and benefit matters, any failure to comply with applicable laws and/or permitting or licensing requirements, personal injury and property damage matters and environmental and worker health and safety matters). Any Claim, other than for the payment of the Assumed Liabilities, relating to operations and assets of the Seller's business and arising in connection with or on the basis of events, acts, omissions, conditions or any other state of facts (collectively, "Facts") occurring or existing both before and after the Closing will be apportioned between Seller and Buyer according to their relative degrees of causation. Pursuant to the foregoing, Seller agrees with Buyer that Seller shall be solely responsible for any and all claims for injury

(including death) or claims for damage, direct or consequential, resulting from or connected with products shipped or sold by Seller or services of the Seller's business provided on or prior to the Closing, and Buyer shall have no liability for such claims. Buyer agrees with Seller that Buyer shall be solely responsible for any and all warranty claims or claims for injury (including death) or claims for damage, direct or consequential, resulting from or connected with products shipped or sold or services provided by Buyer after the Closing.

         The liabilities which are not assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Excluded Liabilities." The Specified Liabilities, Assumed Contracts and Warranty Liabilities are collectively sometimes referred to as the "Assumed Liabilities." The assumption of said liabilities by any party hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller and nothing herein shall prevent any party from contesting in good faith with any third party any of said liabilities.

         1.3 Purchase Price and Payment. In consideration of the sale by Seller to Buyer of the Subject Assets, subject to the assumption by Buyer of the Liabilities and the satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing it will (a) deliver to Seller Ten Million Eight Hundred Seventy-One Thousand Dollars ($10,871,000) (the "Estimated Purchase Price") by bank cashiers check in Boston Clearing House funds or by wire transfer of immediately available funds.

         The Estimated Purchase Price shall be subject to adjustment as provided below. The Estimated Purchase Price as so adjusted is herein referred to as the "Purchase Price".

                  (a)      Purchase Price Adjustment.

                           (i) Within sixty (60) days of the Closing and determined as of the Closing, Seller shall at its expense cause an audit for the purpose of preparing a statement of Subject Assets acquired and Assumed Liabilities (the "Closing Statement of Assets and Liabilities") in the form attached hereto as Exhibit 1.3. Within five
         (5) days following completion of such audit, Seller shall prepare and deliver the Closing Statement of Assets and Liabilities to Buyer. The Closing Statement of Assets and Liabilities shall be accompanied by a check or wire transfer of an amount equal to the "Net Worth Difference" (as defined below), if any, together with interest as described in
         Section 1.3(a)(iv). It is understood by the parties hereto that any such payment may not represent payment in full of the final Purchase Price, which such final Purchase Price shall be determined as provided in this Section 1.3. Said Statement shall (x) be complete and correct in all material respects, (y) represent a fair statement of the Subject Assets and Assumed Liabilities in all material respects and (z) be prepared on the same basis, and in accordance with generally accepted accounting principles using the same methods and procedures applied on a basis consistent with the methods and procedures used to prepare the Base Balance Sheet. In addition, in preparing the Closing Statement of Assets and Liabilities, reserve levels, including reserves and allowances for accounts receivables, inventories, warranty claims, and other items, shall be determined on a basis consistent with that used to determine such reserves in the Base Balance Sheet, adjusted only for changes in circumstances, such as known bad debts, increases in dollar amount or quantities, or identified potential liabilities. Notwithstanding the foregoing, the parties hereto agree as follows: (i) the "Accrued warranty reserve" on the Closing Statement of Assets and Liabilities shall remain at $219,630 and not be reduced; (ii) the "Obsolescense reserve" on the Closing Statement of Assets and Liabilities shall be the sum of $591,992 from the Base Balance Sheet plus $439,000 that was recorded during the quarter ended June 30, 1997; (iii) the inventory accounts on the Closing Statement of Assets and Liabilities shall not be adjusted upward by $165,000 which Seller and Stockholder have indicated they believe is an amount by which such accounts in the aggregate were understated on the Base Balance Sheet on account of overhead; and (iv) the fixed asset depreciation accounts on the Closing Statement of Assets and Liabilities shall not be adjusted downward by $35,000 which amount Seller and Stockholder have indicated they believe is an amount by which such accounts in the aggregate were overstated on the Base Balance Sheet. Buyer's accountants will be provided reasonable and timely access to the audit working papers of Seller's accountants documenting the procedures they performed in forming their opinion on the Closing Statement of Assets and Liabilities.

                           (ii) If the amount of total Subject Assets less Assumed Liabilities ("Net Worth") as shown on the Closing Statement of Assets and Liabilities is less than $8,110,000 (such difference, the "Net Worth Difference") then the Purchase Price shall be equal to the Estimated Purchase Price decreased by the Net Worth Difference.

                           (iii) If Buyer disagrees with the Closing Statement of Assets and Liabilities, Buyer shall, within forty-five (45) days after receipt thereof, furnish to Seller a written statement of such disagreement, together with an explanation of the reasons therefor. The parties hereto shall first use commercially reasonable efforts to resolve such disagreement among themselves. If the parties are unable to resolve the dispute within ten (10) business days after delivery of such notification, the dispute shall be submitted to accountants other than Ernst & Young LLP or Deloitte & Touche LLP jointly selected by Buyer and Seller (the "Accountants"). The Accountants shall be instructed to apply the same methods, policies and procedures as were applied in preparing the Base Balance Sheet. The determination of the Accountants as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All determinations pursuant to this
         Section 1.3(b)(iii) shall be in writing and shall be delivered to Buyer and Seller. Any adjustment to the Estimated Purchase Price made pursuant to this Section 1.3(b) may be entered in and enforced by any court having jurisdiction thereover. The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to this Section 1.3(b)(iii) shall be borne equally by the Buyer and Seller.

                           (iv) If, pursuant to Section 1.3(b)(ii), the Purchase Price is less than the Estimated Purchase Price, the difference (less any adjustment amount previously paid pursuant to Section 1.3(a)(i)), together with interest thereon at the base lending rate as announced by BankBoston at its headquarters and in effect from time to time plus one percent (1%), calculated daily, from the Closing to the payment of such difference, shall be paid by Seller to Buyer. Any cash amount due to Buyer shall be paid or delivered within five (5) business days after the later of (i) delivery of the Closing Statement of Assets and Liabilities and (ii) the earlier of (A) the resolution of any dispute by Buyer and Seller following notification of their disagreement or (B) a determination by the Accountants pursuant to Section 1.3(b)(iii) above. Any such cash amount shall be paid by wire transfer of immediately available funds to an account designated by Buyer.

                  (c) Notwithstanding anything contained herein to the contrary, in no event shall the Purchase Price be increased above the Estimated Purchase Price.

                  (d) The parties hereto acknowledge and agree that the adjustment to the Estimated Purchase Price provided for in this Section 1.3 shall not be limited in any way by the limitations on indemnification in Section 7; provided that no claim for indemnification shall result in a duplication of any adjustment under this Section 1.3.

         1.4 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at 53 State Street, Boston, MA, at the close of business on the date hereof.

         1.5 Delivery of Agreement of Assumption of Assumed Liabilities. At the Closing, Buyer shall deliver or cause to be delivered to Seller, an Agreement for Assumption of the Assumed Liabilities by Buyer in the form of Exhibit 1.5 hereto.

         1.6 Transfer of Subject Assets. At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Subject Assets. Such instruments of transfer (a) shall be in the form attached hereto as Exhibit 1.6 and (b) shall effectively vest in Buyer good and marketable title to all the Subject Assets free and clear of all liens, restrictions and encumbrances not shown or reflected on the Base Balance Sheet.

         1.7 Delivery of Records and Contracts. At the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller's leases, contracts, commitments, agreements (including without limitation non-competition agreements) and rights, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Seller shall also deliver to Buyer at the Closing all of Seller's business records, state tax returns, books and other data relating to its assets, business and operations (except corporate records and other property of Seller excluded under Subsection 1.1(b) as to which only copies need be delivered in accordance with such Section), and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the assets and business of Seller.

Notwithstanding the foregoing, (i) Seller need not deliver those records not located at Seller's offices for which physical delivery may not be practicable provided that Seller and Stockholder provide Buyer with such reasonable access to such records as Buyer may deem necessary from time to time; and (ii) Seller and its counsel may retain copies of such records as Seller deems necessary in its reasonable good faith judgment for the purposes of satisfying its financial, tax, and legal reporting requirements, provided that, at or prior to Closing, but in no event shall Seller, Stockholder or its counsel retain copies of materials which constitute technology which is part of the Subject Assets.

         1.8 Further Assurances. Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets. Seller shall cooperate with Buyer to permit Buyer to enjoy Seller's rating and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Seller as otherwise set forth in this Agreement.

         1.9 Allocation of Purchase Price. Attached hereto as Exhibit 1.9 is an estimate prepared by Buyer of the allocation of the purchase price (and all other capitalized costs) reasonably among the Subject Assets. Within ninety (90) days of the Closing, Buyer shall, after consultation with Stockholder, allocate the purchase price (and all other capitalized costs) reasonably among the Subject Assets on a basis substantially consistent with the estimate provided as
Exhibit 1.9 attached hereto. Such allocation shall be made in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be binding upon Buyer and Seller for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and Seller also each agree to file IRS Form 8594 consistent with the foregoing and in accordance with Section 1060 of the Code.

         1.10 Sales and Transfer Taxes. All sales and transfer taxes, fees, duties and other similar expenses under applicable law incurred in connection with this Agreement or the transactions contemplated thereby will be borne and paid by Seller, and Seller shall promptly reimburse Buyer for the payment of any such tax, fee or duty which it is required to make under applicable law.

         1.11 Accounts Receivable. Seller and Stockholder shall use commercially reasonable efforts to assist Buyer in collecting the Receivables following the Closing. Any and all amounts received by Seller and Stockholder in respect of any Receivables shall be promptly remitted to Buyer.

         1.12 Procedures for Assets not Transferable. If any of the contracts or agreements or any other property or rights included in the Subject Assets is not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some party or parties and any such consent is not obtained prior to the Closing, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and, unless otherwise agreed between Buyer and Seller with respect to such contract, Buyer shall not assume Seller's obligations with respect thereto as provided herein, but Seller shall use all commercially reasonable efforts to obtain any such consent as soon as possible after the Closing or otherwise obtain for Buyer the practical benefit of such property or rights and Buyer shall use all commercially reasonable efforts to assist in that endeavor. In the event that any purchase order included in the Subject Assets is not assigned by Seller by reason of the foregoing provisions of this Section 1.12, Buyer agrees to purchase from Seller at the contract price all property thereunder which Seller is obligated to purchase and Seller agrees to sell the same to Buyer at such price. In the event that any sales order included in the Subject Assets is not assigned by Seller by reason of the foregoing provisions of this Section 1.12, Buyer agrees to sell to Seller any products required to complete such contracts at the same price provided for therein and otherwise to complete such contracts on behalf of Seller and Seller agrees to purchase the same from Buyer at such price. If Seller fails to comply with the provisions of this Section 1.12, Buyer may on its own behalf undertake to complete such contracts and collect amounts due thereunder in the name of Seller.

         1.13     Employees, Wages and Benefits.

                  (a) Seller shall terminate all employees of the Seller's business and Seller shall be responsible for making all severance payments to such terminated employees in respect of such terminations. Buyer shall not assume or have any obligations or liabilities with respect to any employees of Seller or such terminations. Buyer intends to hire all or substantially all such terminated employees immediately as at-will employees, provided that each such employee agrees, as a condition of employment, after the Closing at substantially the same salary as previously provided by Seller, to execute Buyer's standard form of Proprietary Information and Inventions Agreement and such other agreements as Buyer deems reasonably necessary to conduct its business. Nothing in this Agreement shall be construed as a commitment or obligation of Buyer to accept for employment, or otherwise continue the employment of, any of Seller's employees.

                  (b) Seller shall pay all wages, salaries, commissions and the cost of all fringe benefits provided to each employee of the Seller's business which shall have become due for work performed as of and through the Closing, and Seller shall collect and pay all taxes in respect of such wages, salaries, commissions and benefits.

                  (c) Seller acknowledges and agrees that Buyer is not, except as provided below, assuming and shall not have any obligations or liabilities under any benefit plan maintained by, or for the benefit of employees of, the Seller's business, including without limitation obligations for severance.

                  (d) Effective as of the Closing, Buyer shall establish a defined contribution 401(k) profit sharing plan (the "Buyer's Plan") to provide benefits to those Employees employed by it immediately following the Closing (the "Transferred Employees") who were, as of immediately prior to the Closing, entitled to coverage under the Seller's 401(k) Profit Plan ("Seller's Plan"). The Buyer's Plan shall credit all Transferred Employees with the actual vesting service under Seller's Plan. In consideration of the transfer of assets described below, the Buyer's Plan shall assume and discharge all obligations and liabilities of Seller's Plan for all benefits held under the Seller's Plan for the Transferred Employees.

                  (e) As soon as practicable after the Closing, (i) Seller, at its expense, shall cause the trustee or other funding medium of Seller's Plan to transfer to the trustee or other fiduciary of the Buyer's Plan the portion of Seller's Plan assets allocated to the accounts of the Transferred Employees, together with the earnings accrued under Seller's Plan for the period from the Closing to the date of actual transfer of assets and (ii) Seller shall provide Buyer with such pertinent data or information and in such form or format as Buyer may reasonably require to determine the Transferred Employees' service, compensation and account balances under Seller's Plan as of the Closing.

                  (f) Seller and Buyer shall take such actions as may be required by Section 414(l) of the Code in connection with the spinoff and transfer of assets from Seller's Plan to Buyer's Plan. All costs associated with such spinoff and transfer shall be borne by the Seller.

                  (g) The Transferred Employees will become covered under the welfare benefit plans maintained by Buyer upon commencement of employment with Buyer.

                  (h) Seller shall take such actions as may be necessary to permit each Transferred Employee to continue to be eligible to submit for reimbursement under Seller's health care and dependent care flexible spending accounts maintained in accordance with Sections 105, 129 and 125 of the Code expenses incurred after the Closing and prior to the end of the current coverage periods.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER AND
                  STOCKHOLDER.

         2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller and the Stockholder jointly and severally hereby make to Buyer the representations and warranties contained in this Section 2.

         2.2 Organization and Qualifications of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of Seller's Articles of

Incorporation as amended to date, certified by the Delaware Secretary of State, and of Seller's by-laws, as amended to date, certified by Seller's Clerk or Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. Seller is not in violation of any term of its Articles of Incorporation or by-laws. Seller is duly qualified to do business as a foreign corporation in New Hampshire, California, Maryland and Pennsylvania, and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

         2.3 Subsidiaries. Seller has no subsidiaries and does not own any securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. Seller does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

         2.4      Capital Stock of Seller; Beneficial Ownership.

                  (a) The authorized capital stock of Seller consists of 1,000 shares of Common Stock, $1.00 par value, of which 100 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 900 shares are authorized but unissued. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Seller. None of Seller's capital stock has been issued in violation of any federal or state law. There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of Seller's capital stock to which Seller or the Stockholder is a party.

                  (b) The Stockholder owns beneficially and of record 100 shares of Common Stock of Seller, which constitutes all of Seller's outstanding capital stock.

         2.5      Authority of Seller and the Stockholder.

                  (a) Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Seller and its Stockholder and no other action on the part of Seller or its Stockholder is required in connection therewith.

         This Agreement and each agreement, document and instrument executed and delivered by Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller enforceable in accordance with their terms.

The execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any provision of the Articles of Incorporation or by-laws of Seller;

                           (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Seller or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, give rise to a right of termination of, or permit any third party to exercise any additional rights under, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller is a party or by which the property of Seller is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets, except as specifically identified on Schedule 2.5(a).

                  (b) The Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of him or her pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby.

         This Agreement and each agreement, document and instrument executed and delivered by the Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Stockholder enforceable in accordance with their respective terms. The execution, delivery and performance by the Stockholder of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Stockholder or require the Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Stockholder is a party or by which the property of the Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets.

         2.6      Real and Personal Property.

                  (a) Owned Real Property. Seller does not own any real property ("Owned Real Property").

                  (b) Leased Real Property. All of the real property leased by Seller as tenant or lessee is identified on Schedule 2.6(b) (collectively referred to herein as the "Leased Real Property"). Seller hereby makes the following representations and warranties with respect to the Leased Real
Property:

                           (i) Leases. The copies of the leases of the Leased Real Property, together with any amendments thereto, (collectively, the "Leases") delivered by Seller to Buyer and the information with respect to each of the Leases set forth in Schedule 2.6(b) is complete, accurate, true and correct. With respect to each of the Leases, except as set forth on Schedule 2.6(b):

                                    (A) each of the Leases is in full force and
                  effect and has not been modified, amended, or altered, in writing or otherwise;

                                    (B) all obligations of the landlord or
                  lessor under the Leases which have accrued have been performed in all material respects, and to the best of the knowledge of Seller, no landlord or lessor is in default in any material respect under any Lease;

                                    (C) all obligations of the tenant or lessee
                  under the Leases which have accrued have been performed in all material respects, and Seller is not in default under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by Seller; and

                                    (D) Seller has obtained or will obtain prior
                  to the Closing the consent of each landlord or lessor under any Leases whose consent is required to the transfer of the Leased Real Property to Buyer, and such transfer will not give any landlord or lessor under any Lease any remedy, including, without limitation, any right to declare a default under any Lease.

                           (ii) Title and Description. Seller holds a good, clear, marketable, valid and enforceable leasehold interest in the Leased Real Property pursuant to the Leases, subject only to the right of reversion of the landlord or lessor under the Leases, free and clear of all other prior or subordinate interests, including, without limitation, mortgages, deeds of trust, ground leases, leases, subleases, assessments, tenancies, claims, covenants, conditions, restrictions, easements, judgments or other encumbrances or matters affecting title, and free of encroachments onto or off of the Leased Real Property, except for (x) easements, covenants, restrictions and similar encumbrances that do not and could not interfere with the use of the Leased Real Property as currently used and improved, and (y) minor encroachments that do not and are not likely to affect materially the value or use of the Leased Real Property as currently used and improved and that could be removed without material cost ((x) and (y) are collectively referred to as "Permitted Encumbrances"), and except for matters set forth on Schedule 2.6(b).

                           (iii) Condition. Except as set forth on Schedule 2.6(b), there are, to Seller's knowledge, no material defects in the physical condition of any improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and all of such improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. Except as set forth on Schedule 2.6(b), to Seller's knowledge none of the Leased Real Property is subject to special flood or mudslide hazards or within the 100 year flood plain. To Seller's knowledge all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Leased Real Property have been installed and connected pursuant to valid permits, and are sufficient to service the Leased Real Property.

                           (iv) Compliance with Law; Government Approvals. Seller has received no notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Leased Real Property that has not been corrected heretofore, and no such violation by Seller or, to its knowledge, by any landlord of Seller now exists which could have an adverse effect on the operation or value of any of the Leased Real Property. All improvements constituting a part of the Leased Real Property are in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and there are presently in effect all licenses, permits and authorizations required by law, ordinance, or regulation. There is at least the minimum access required by applicable subdivision or similar law to the Leased Real Property. Seller has received no notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Leased Real Property.

                  (c) Personal Property. A complete list of Seller's machinery, equipment and other tangible personal property is contained in Schedule 2.6(c). Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), Seller has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet or immaterial liens imposed by law, such as mechanics', materialmen's, warehousemen's and carriers' liens, which secure obligations incurred in the ordinary course of business and which are not yet past due (such liens, "Permitted Liens"). Except as set forth on Schedule 2.6(c), the Base Balance Sheet reflects all personal property of Seller, and the Subject Assets are sufficient for Buyer to continue the business of Seller as conducted by Seller. Except as otherwise specified in Schedule 2.6(c), and except for deficiencies which do not materially adversely impair the value of any of the Subject Assets, all leasehold improvements, furnishings, machinery and equipment of Seller are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order. Seller does not know of any pending or threatened change of any such laws, ordinances or regulations which could adversely affect Seller or its business.

         2.7      Financial Statements.

                  (a) Seller has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.7:

                           (i) Balance sheets of Seller at September 30, 1994 and 1996 and statements of income, retained earnings and cash flows for the years ended September 30, 1994 and 1996, with appropriate footnotes, audited by Arthur Andersen LLP and Ernst & Young LLP, respectively, and unaudited balance sheet, statement of income, retained earnings and cash flows for the year ended September 30, 1995, certified by the Stockholder's Chief Financial Officer.

                           (ii) Unaudited balance sheet of Seller as of March 31, 1997 (third column) (herein the "Balance Sheet") and statements of income, retained earnings and cash flows for the six-month period then ended, with appropriate footnotes, certified by Stockholder's chief financial officer.

                           (iii) Unaudited balance sheet of Seller as of March 31, 1997 labeled "Base Balance Sheet" (first column) together with the "Base Balance Sheet Detail" (such balance sheet with such detail, the "Base Balance Sheet").

         Said financial statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects, and present fairly in all material respects the financial condition of Seller at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby.

                  (b) As of the date of the Base Balance Sheet, Seller had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent liabilities relating to activities of Seller or the conduct of its business prior to the date of the Base Balance Sheet), except liabilities stated or adequately reserved against on the Base Balance Sheet, disclosed in the notes thereto, or reflected in Schedules furnished to Buyer hereunder as of the date hereof.

                  (c) As of the date hereof, Seller had and will have no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations or others, or liabilities for taxes due or then accrued or to become due or contingent liabilities relating to activities of Seller or the conduct of its business prior to the date hereof), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto,
(ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, or
(iii) incurred in the ordinary course of business of Seller consistent with the terms of this Agreement.

         2.8      Taxes.

                  (a) Seller has (i) timely and accurately filed within the time period for filing or any extension granted with respect thereto all federal, state, local and other returns, estimates and reports ("Returns") relating to any and all taxes or other governmental charges, obligations or fees and any related interest or penalties ("Tax" or "Taxes") it is required to file and has paid all Taxes shown due thereon or has provided adequate reserves therefor on its books and records, and (ii) withheld with respect to Seller's employees all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld and paid such withheld amounts to the appropriate governmental body within the time period required by law. All state Returns filed with respect to Seller for the taxable period ended on September 30, 1995 are set forth on and attached to Schedule 2.8 hereto.

                  (b) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of Seller or the Stockholder, threatening to assert against Seller any deficiency or claim for additional Taxes for which the Buyer might become liable. There are no security interests on any of the Subject Assets that arose in connection with any failure (or alleged failure) to pay any Taxes.

         2.9 Collectibility of Accounts Receivable. All of the accounts receivable of Seller (less the reserve for bad debts) are or will be at the Closing valid and enforceable claims, fully collectible (to the knowledge of Seller and Stockholder) and subject to no set off or counterclaim and do not relate to sales pursuant to which the Seller is potentially obligated, following the Closing, to (a) accept the return of products sold, (b) provide any additional services or (c) grant any payment terms not in the ordinary course of business. Seller has no accounts or loans receivable from any person, firm or corporation which is affiliated with Seller or from any director, officer or employee of Seller, except as disclosed on Schedule 2.9, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

         2.10 Inventories. Except as disclosed in Schedule 2.10, all items in the inventories of Seller are of a quality and quantity saleable in the ordinary course of its business. The valuations of inventory on the Base Balance Sheet are consistent with the inventory costs used to generate the cost of goods sold used during the fiscal year ended September 30, 1996. Except as disclosed in Schedule 2.10, said inventories reflect write-downs to realizable values in the case of items which are below standard quality or have become obsolete or unsalable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of Seller. No such write-downs since September 30, 1995 have had a material adverse affect on the financial condition or results of operations of Seller. The values of the inventories stated in the Base Balance Sheet and any subsequent financial statements of Seller reflect the normal inventory valuation policies of Seller and were determined at the lower of cost or market in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. All inventory items are located on the Leased Real Property and no inventory is currently located at customers or vendors on assignment, on consignment or on an evaluation basis. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business and without unusual price discounts or other price discounting inconsistent with Seller's prior past practices and all sales commitments made for Seller's products are at prices not less than inventory values plus selling expenses.

         2.11 Absence of Certain Changes. Except as disclosed in Schedule 2.11, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the financial condition, properties, assets, liabilities, business or operations of Seller which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to Seller;

                  (b) Any contingent liability incurred by Seller as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, Seller;

                  (c) Any mortgage, encumbrance or lien, other than Permitted Liens (as defined in Section 2.6(c)), placed on any of the properties of Seller which remains in existence on the date hereof or will remain on the Closing Date;

                  (d) Any obligation or liability of any nature incurred by Seller, whether accrued, absolute, contingent or otherwise (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by Seller or the conduct of Seller's business since the date of the Base Balance Sheet), other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement;

               (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller other than in the ordinary course of business;

               (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the value of the Subject Assets;

               (g) Any declaration, setting aside or payment of any dividend by Seller, or the making of any other distribution in respect of the capital stock of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of its own capital stock;

               (h) Any labor trouble or claim of unfair labor practices involving Seller; any change in the compensation payable or to become payable by Seller to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

               (i) Any change in the personnel constituting the officers or management of Seller;

               (j) Any payment or discharge of a material lien or liability of Seller which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

               (k) Any obligation or liability incurred by Seller to any of its officers, directors, stockholders or employees, or any loans or advances made by Seller to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances;

               (l) Any change in accounting methods or practices, credit practices or collection policies used by Seller;

               (m) Any other transaction entered into by Seller other than transactions in the ordinary course of business; or

               (n) Any agreement or understanding whether in writing or otherwise, for Seller to take any of the actions specified in paragraphs (a) through (m) above.

        2.12 Ordinary Course. Since the date of the Base Balance Sheet, Seller has conducted its business only in the ordinary course and consistently with its prior practices.

        2.13 Banking Relations. All of the arrangements which Seller has with any banking institution are completely and accurately described in Schedule 2.13, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

        2.14 Intellectual Property.

               (a) Except as described in Schedule 2.14, Seller has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of Seller as presently conducted or contemplated. Seller's rights in all of such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of Seller in respect thereof. Seller has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated; provided that Stockholder and Seller do not represent that their use does not infringe upon Intellectual Property rights of others except as provided in Section 2.14(f).

               (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to Seller or used or to be used by Seller in its business as presently conducted or contemplated, and all other items of Intellectual Property which are material to the business or operations of Seller, are listed in Schedule
2.14. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

               (c) All licenses or other agreements under which Seller is granted rights in Intellectual Property are listed in Schedule 2.14, other than nonexclusive licenses to Seller of generally available commercial software. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.14, all of Seller's rights thereunder are freely assignable. To the knowledge of Seller, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

               (d) All licenses or other agreements under which Seller has granted rights to others in Intellectual Property owned or licensed by Seller are listed in Schedule 2.14. All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.14, all of Seller's rights thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

               (e) Seller has employed sound business practice to establish and preserve its ownership of all Intellectual Property rights with respect to its products, services and technology. Except as noted on Schedule 2.14(e), Seller has required all professional and technical employees, and other employees having access to valuable non-public information of Seller, to execute agreements under which such employees are required to convey to Seller ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of Seller. Seller has not made any such information available to any person other than employees of Seller except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof, which written agreements are listed on Schedule 2.14(e). Seller has no knowledge of any infringement by others of any of its Intellectual Property rights.

               (f) To Seller's knowledge, the present and contemplated business, activities and products of Seller do not infringe any Intellectual Property of any other person. No proceeding charging Seller with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. To Seller's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of Seller. Seller is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employee of Seller. Except as set forth in Schedule 2.14, neither Seller nor, to the knowledge of Seller, any of its employees have any agreements or arrangements with any persons other than Seller related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of Seller's employees on behalf of Seller do not violate any such agreements or arrangements known to Seller which any such employees have with other persons.

        2.15 Contracts. Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.15 (true and complete copies of which have been delivered to Buyer or its counsel), Seller is not a party to or subject to:

               (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

               (b) any employment contract or contract for services;

               (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders (i) listed on Schedule 2.32, or
(ii) in the ordinary course for less than $2,500 each, such orders for less than $2,500 each not exceeding $50,000 in the aggregate, of which no more than $70,000 represents contracts to purchase non-inventory items;

               (d) any other contracts or agreements creating any obligations of Seller of $10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

               (e) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

               (f) any contract or agreement involving more than $10,000 which by its terms does not terminate or is not terminable without penalty by Seller or any successor or assign within one year after the date hereof;

               (g) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

               (h) any contract which, as a result of the execution, delivery and performance of this Agreement and each agreement, document and instrument executed and delivered by Seller pursuant to this Agreement will give rise to or permit any third party to exercise additional rights under any contract or agreement to which Seller is a party and which is included in or related to the Subject Assets or the Liabilities, including, without limitation, any contract which provides for the transfer of any intellectual property, such as source code or other information, upon a change in control of the Seller;

               (i) any contract with any sales agent or distributor of products of Seller;

               (j) any contract containing covenants limiting the freedom of Seller to compete in any line of business or with any person or entity;

               (k) any contract or agreement for the purchase of any fixed asset for a price in excess of $5,000 whether or not such purchase is in the ordinary course of business;

               (l) any license agreement (as licensor or licensee);

               (m) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

               (n) any contract or agreement with any officer, employee, director or stockholder of Seller or with any persons or organizations controlled by or affiliated with any of them.

        Seller is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

        2.16 Litigation. Schedule 2.16 hereto lists all currently pending litigation and governmental or administrative proceedings or investigations to which Seller is a party. Except for matters described in Schedule 2.16, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller or any affiliate of Seller which is reasonably likely to have a material adverse effect on Seller's properties, assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 2.16 sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

        2.17 Compliance with Laws. Except as set forth in Schedule 2.17 Seller is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the Seller or to the conduct of its business, and Seller has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

        2.18 Insurance. The physical properties and assets of Seller are insured to the extent disclosed in Schedule 2.18 and all insurance policies and arrangements of Seller are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and Seller is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by Seller and is sufficient for compliance by Seller with all requirements of law and all agreements and leases to which Seller is a party.

        2.19 Warranty or Other Claims. There are no existing or threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against Seller for products shipped or services provided prior to Closing which are defective or fail to meet any product or service warranties except as disclosed in Schedule 2.19. The total amount of warranty claims (including costs of correction at normal internal rates of charge) arising on or after the Closing Date with respect to products shipped by Seller before the Closing Date will not exceed $220,000. No claim has been asserted against Seller for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based. Seller's standard warranty terms are as set forth on Schedule 2.19. Other than as set forth on Schedule 2.19, no warranty terms have been granted which provide any greater rights than Seller's standard warranty terms.

        2.20 Powers of Attorney. Seller has not granted powers of attorney which are presently outstanding except limited powers of attorney granted to financial institutions in the ordinary course of business pursuant to financial accounts.

        2.21 Finder's Fee. Neither Seller nor the Stockholder has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement other than to Broadview Associates by Seller.

        2.22 Permits; Burdensome Agreements. Schedule 2.22 lists all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from foreign, federal, state or local authorities, including all international product approvals, in order for Seller to conduct its business and for its products to be used, including the applicable authority granting such Approval and the scope or subject matter of such Approval. Seller has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in Schedule 2.22, all such Approvals will be available and assigned to Buyer and remain in full force and effect upon Buyer's purchase of the Subject Assets, and no further Approvals will be required in order for Buyer to conduct the business currently conducted by Seller subsequent to the Closing. Except as disclosed in Schedule
2.22 or in any other Schedule hereto, Seller is not subject to or bound by any agreement, arrangement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

        2.23 [INTENTIONALLY OMITTED]

        2.24 Transactions with Interested Persons. Except as set forth in
Schedule 2.24 hereto, neither Seller, nor any stockholder, officer, supervisory employee or director of Seller or, to the knowledge of Seller, any of their respective spouses or family members owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Seller, or any organization which has a material contract or arrangement with Seller.

        2.25 Employee Benefit Programs.

               (a) Seller's Plan (as defined in Section 1.13(e)) has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under section 401(a) of the Code and it has, in fact, been continuously qualified under such section of the Code since the effective date of Seller's Plan. No event or omission has occurred which would cause Seller's Plan to lose its qualification under Section 401(a) of the Code.

               (b) Seller does not know, and has no reason to know, of any failure of any party to comply with any laws applicable to Seller's Plan. With respect to any Employee Program ever maintained by Seller, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

               (c) Neither Seller nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or
(ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

               (d) With respect to Seller's Plan, complete and correct copies of the following documents have previously been delivered to Buyer: (i) all documents embodying or governing such plan, and any funding medium for the plan (including, without limitation, trust agreements) as they may have been amended;
(ii) the most recent IRS determination or approval letter with respect to such plan under Code Section 401, and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; and (iv) the summary plan description for such plan (or other descriptions of such Employee Program provided to employees) and all modifications thereto;

               (e) For purposes of this section:

                      (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or cash option plans, restricted stock plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                      (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                      (iii) An entity is an "Affiliate" of Seller if it would have ever been considered a single employer with Seller under ERISA
        Section 4001(b) or part of the same "controlled group" as Seller for purposes of ERISA Section 302(d)(8)(C).

                      (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

        2.26 Environmental Matters.

               (a) Except as set forth in Schedule 2.26, or as otherwise permitted by law (i) Seller has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of by Seller or, to Seller's knowledge, by any other party, at any site presently or formerly owned, operated, leased, or used by Seller, or has ever been located in the soil or groundwater at any such site;
(iii) no Hazardous Material has ever been transported by Seller or, to Seller's knowledge, by any other party, from any site presently or formerly owned, operated, leased, or used by Seller for treatment, storage, or disposal at any other place; (iv) Seller does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which to Seller's knowledge underground storage tanks are or were located; and (v) to Seller's knowledge, no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Seller in connection with the presence of any Hazardous Material.

               (b) Except as set forth in Schedule 2.26, (i) Seller has never violated, any Environmental Law (as defined below); (ii) Seller operates its business in compliance with all applicable Environmental Laws; (iii) Seller has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) Seller has no knowledge or reason to know that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

               (c) Except as set forth in Schedule 2.26 hereto, to Seller's knowledge, no site owned, operated, leased, or used by Seller contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

               (d) Seller has provided or made available to Buyer or its counsel copies of all documents, records, and information maintained by Seller for regulatory purposes concerning any environmental or health and safety matter relevant to Seller, whether generated by Seller or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

               (e) For purposes of this Section 2.26, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Seller" shall mean and include Seller and all affiliated persons for whose conduct Seller is or may be held responsible under any Environmental Law.

        2.27 Directors and Officers. Schedule 2.27 contains a true and complete list of all current directors and officers of Seller. In addition, Schedule 2.27 contains a list of all managers, employees and consultants of Seller, identified as full-time, part-time or temporary employees, and their compensation. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

        2.28 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Seller pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of Seller which have not been specifically disclosed herein, in the Seller's Confidential Information Memorandum distributed by Broadview Associates or in a Schedule furnished herewith, other than general economic conditions affecting Seller's industry.

        2.29 Backlog. As of June 27, 1997, Seller has a backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by Seller, as set forth in Schedule 2.29 and, unless otherwise set forth on such Schedule, all such orders have been made in the ordinary course of business. Stockholder and Seller covenant to provide an update to such Schedule 2.29 as of the Closing not later than two (2) business days following the Closing, which such updated schedule shall become the final Schedule 2.29.

        2.30 Employees; Labor Matters. Seller generally enjoys good employer-employee relationships. Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither Seller nor Buyer will by reason of the acquisition transaction or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule 2.30. Seller does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. Seller is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or threatened against or involving Seller. No question concerning representation exists respecting any group of employees of Seller. There are no grievances, complaints or charges that have been filed against Seller under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on Seller or the conduct of its business and no arbitration or similar proceeding is pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by Seller. Seller has received no information to indicate that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. Seller is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

        2.31 Customers, Distributors and Suppliers. Schedule 2.31(a) sets forth any customer, representative or distributor (whether pursuant to a commission, royalty or other arrangement) for the six (6) months ended as of the date of the Base Balance Sheet (collectively, the "Customers and Distributors"). Schedule 2.31(b) is a true and complete list of the suppliers of Seller to whom, during either the fiscal year ended September 30, l996 or the six (6) months ended as of the date of the Base Balance Sheet, Seller made payments aggregating $10,000 or more showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). The relationships of Seller with its Customers, Distributors and Suppliers are good commercial working relationships. Except as set forth on Schedule 2.31(b), no Customer, Distributor or Supplier of Seller has canceled, materially modified, or otherwise terminated its relationship with Seller, or has during said period decreased materially its usage or purchase of the services or products of Seller or its services, supplies or materials furnished to Seller, nor does any Customer, Distributor or Supplier have, to the knowledge of Seller, any plan or intention to do any of the foregoing.

        2.32 Purchase Commitments. Schedule 2.32 sets forth as of June 27, 1997 all commitments in excess of $2,500 for the purchase or lease by Seller of raw materials, parts, equipment, components, products or services, and such commitments are not in excess of Seller's normal requirements in the ordinary course of business or at prices in excess of current market prices. Stockholder and Seller covenant to provide an update to such Schedule 2.32 as of the Closing not later than two (2) business days following the Closing, which such updated schedule shall become the final Schedule 2.32.

        2.33 Required Consents. Seller has obtained all required or necessary authorizations, consents or permits of others required to permit the consummation by Seller of the transactions contemplated by this Agreement.


SECTION 3. COVENANTS OF SELLER AND THE STOCKHOLDER.

        3.1 Making of Covenants and Agreements. Seller and the Stockholder hereby make their respective covenants and agreements set forth in this Section 3 and Stockholder agrees to cause Seller to comply with such covenants and agreements.

        3.2 Notice of Default. Promptly upon the occurrence of, or promptly upon Seller or the Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Seller or the Stockholder prior to the date hereof, of any of the representations, warranties or covenants of Seller or the Stockholder contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use all commercially reasonable efforts to prevent or promptly remedy the same.

        3.3 Consummation of Agreement. Seller and the Stockholder shall use all commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Seller will promptly in connection with or following the Closing take all appropriate actions to:

               (a) Change Seller's name to a corporate name to another title which does not include the words or use the names "Netaccess," "Net Access," "Primary Rate," "PRI" or any similar name and further agree, from and after the Closing not to use any such names or words; and

               (b) Transfer the Subject Assets, including all Intellectual Property, to Buyer.

        3.4 Cooperation of Seller. Seller and Stockholder shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby, including (i) filing any UCC termination statements necessary to transfer the Subject Assets free of all liens; and (ii) providing all necessary audited financial statements and consents of the auditors preparing such audited financial statements, and access to all other financial information required for Buyer (i) to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or
(ii) to comply with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with any registration statement thereunder and shall use its best efforts to cause their counsel and auditors cooperate with all such requests of Buyer and Buyer's counsel. The expense of all reasonable necessary consents of Seller's auditors required for Buyer to comply with its reporting obligations under the Exchange Act, including, without limitation, any auditor's consent necessary in connection with the filing of a Form 8-K in connection with the transaction contemplated hereby, shall be borne by the Seller. Notwithstanding anything contained in this Agreement to the contrary, this covenant shall survive the Closing or other termination of this Agreement.

        3.5 Non-competition. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of Seller and Stockholder agrees, on behalf of themselves and on behalf of their affiliates, that, for four (4) years after the Closing (the "Non-Compete Period"), it will not, whether as the result of an Acquisition (as defined below) or otherwise, without the prior written consent of Buyer, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages in any activity anywhere in the world which is competitive with the business and operations of Buyer or any of Buyer's subsidiaries so long as Buyer or any of Buyer's subsidiaries (or its or their successor, if any) shall engage in such activity.

        Notwithstanding the foregoing:

               (A) During the first two years of the Non-Compete Period, Seller, Stockholder and their affiliates (each, an "Acquiring Person") shall not be prohibited from engaging in an Acquisition of a Competing Business other than a Material Competing Business (a "Permitted Acquisition"), provided that, in the event of such a Permitted Acquisition, the Acquiring Person shall, within the first sixty (60) days following the closing of the Permitted Acquisition (or such shorter period as Buyer, in its sole discretion determines), negotiate in good faith with Buyer to sell the portion of the acquired business that constitutes a Competing Business to Buyer on commercially reasonable terms. In the event that the Acquiring Person and Buyer are unable to reach a definitive agreement regarding the sale of the Competing Business within such time, or in the event that Buyer indicates in writing prior to the expiration of such sixty (60) day period that it is not interested in purchasing such Competing Business, the Acquiring Person shall sell, liquidate or discontinue the operations of the Competing Business within a period of time to be agreed upon by the parties hereto by separate agreement on or before Closing. In the event of any such Permitted Acquisition, until such time as the Acquiring Person completes the sale of or liquidates or discontinues such portion of the acquired business that constitutes a Competing Business to Buyer or any other third party, neither the Acquiring Person nor any affiliate thereof shall contribute any additional capital or funds (other than to satisfy necessary and reasonable working capital requirements) to the Competing Business or transfer technology thereto.

               (B) During the third and fourth years of the Non-Compete Period, the Acquiring Persons shall not be prohibited from engaging in a Permitted Acquisition, provided that, in the event of such a Permitted Acquisition, the Acquiring Person shall, within the first sixty (60) days following the closing of the Permitted Acquisition (or such shorter period as Buyer, in its sole discretion determines), negotiate in good faith with Buyer to sell the portion of the acquired business that constitutes a Competing Business to Buyer on commercially reasonable terms. In the event that the Acquiring Person and Buyer are unable to reach a definitive agreement regarding the sale of the Competing Business within such time, or in the event that Buyer indicates in writing prior to the expiration of such sixty (60) day period that it is not interested in purchasing such Competing Business, the Acquiring Person shall use commercially reasonable efforts to sell the Competing Business to a third party on commercially reasonable terms within a period of time to be agreed to by the parties hereto by separate agreement on or before Closing. In the event that the Acquiring Person is not able to sell the Competing Business during such period, the Acquiring Person shall be permitted to retain the Competing Business.

        In the event of any such Permitted Acquisition, until such time as (a) the Acquiring Person completes the sale of such portion of the acquired business that constitutes a Competing Business or (b) the expiration of both the initial sixty (60) day period and the additional period of time to be agreed upon by the parties hereto by separate agreement on or before Closing, neither the Acquiring Person nor any affiliate thereof shall contribute any additional capital or funds (other than to satisfy necessary and reasonable working capital requirements) to the Competing Business or transfer technology thereto.

        For the purposes of this Section 3.5, an "Acquisition" shall be defined as acquiring by merger, purchase of assets or otherwise, any business, entity or operation which may include a segment, division, business unit, or other operational component or product line; a "Competing Business" shall be defined as directly or indirectly designing, manufacturing or selling (i) T1&E1 Primary Rate ISDN, (ii) multiport Basic Rate ISDN and (iii) multiport modem wide area network access hardware and related software products used in servers or multi-user systems used in remote access and computer telephony applications; a "Material Competing Business" shall be defined as any business, entity or operation which may include a segment, division, business unit, or other operational component or product line which derives annual revenues from a Competing Business that exceed the lesser of (a) twenty percent (20%) of the overall revenues of the business or (b) Four Million Dollars ($4,000,000).

        Seller agrees to enforce, and to cause any other existing or future subsidiaries or affiliates of Seller or Stockholder to enforce the agreements with their respective employees who are retained by Seller, Stockholder or any other existing or future subsidiaries or affiliates of Seller or Stockholder, as applicable, following the Closing which agreements prohibit such employees from competing (as described above) with or disclosing confidential information of Buyer or any of its subsidiaries or affiliates.

        3.6 No Solicitation of Employees. Neither Seller, the Stockholder, nor any of their representatives or affiliates will at any time during the two (2) year period after the Closing, directly or indirectly, employ any person who, at any time up to the Closing, was an employee of Seller or Buyer, or solicit, encourage, assist, initiate discussion or engage in negotiation with any such person regarding employment, provided that the restriction contained in this
Section 3.6 will not apply against Stockholder commencing on the 31st day following the Closing Date with respect to the hire of any employee of Seller not hired as an employee by Buyer as of or within 30 days from the Closing Date; provided, however, that neither Seller, Stockholder nor any of their representatives or affiliates shall have during such 30-day period disclosed the existence of or the substance of this Section 3.6 to any such employee.

        3.7 Confidentiality. Seller and the Stockholder agree that, after the Closing has been consummated, Seller, its officers, directors, agents and representatives, and the Stockholder will hold in strict confidence, and will not use, distribute or make available to others, any confidential or proprietary data or information of Seller that is used in connection with or related to the Seller's business, the Subject Assets or the Assumed Liabilities. For this purpose, the following shall be deemed not to constitute confidential or proprietary data or information (a) information which is generally known to the public or in the trade, or becomes so generally known without breach of this Agreement by Seller or Stockholder; (b) information disclosed to Seller or Stockholder without restriction by a third party who is not in breach of any obligation of confidentiality in making such disclosure; or (c) information which is required to be disclosed by law or legal process, provided that Seller or Stockholder shall notify Buyer prior to making such disclosure and shall permit Buyer to intervene in any relevant proceeding to protect its interests.

        3.8 Tax Returns. Seller, in accordance with applicable law, shall (i) promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by it with respect to taxable periods of Seller that include any period ending on or before the Closing and (ii) pay all Taxes of Seller attributable to periods ending on or before the Closing. Seller shall provide Buyer with (i) its state tax returns for the 1996 fiscal year when filed with respect to those states in which it files a separate return and (ii) state tax returns in which it files on a consolidated basis with portions unrelated to Seller redacted.

        3.9 Bank Accounts. Immediately following the Closing, Seller and Stockholder agree to take any and all actions required to direct Seller's bank to sweep the funds related to Seller's business received in Seller's or Stockholder's bank or similar accounts and lockbox, if any, to an account designated by Buyer and not to revoke such instructions without the prior written consent of Buyer.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.

        4.1 Making of Representations and Warranties. As a material inducement to Seller and the Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to Seller and the Stockholder contained in this Section 4.

        4.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

        4.3 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer;

               (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

               (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or any other agreement, mortgage, lease, permit, order, judgment or decree to which Buyer is a party and which is material to the business and financial condition of Buyer and its parent and affiliated organizations on a consolidated basis.

        4.4 Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or, to its knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

        4.5 Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.


SECTION 5. CONDITIONS.

        5.1 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations; Warranties; Covenants. Each of the representations and warranties of Seller and Stockholder contained in Section 2 shall be true and correct as though made on and as of the Closing; and Seller shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

               (b) No Material Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of Seller since the date hereof, whether or not in the ordinary course of business.

               (c) Certificate from Officers. Seller shall have delivered to Buyer a certificate of Seller's and Stockholder's President and Chief Financial Officer dated as of the Closing to the effect that the statements set forth in paragraph (a) and (b) above in this Section 5.1 are true and correct.

               (d) Approval of Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions, and documents in form satisfactory to such counsel, as Buyer may reasonably require from Seller and the Stockholder to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Stockholder and Seller and the fulfillment of their respective covenants.

               (e) Opinion of Counsel. On the date of the Closing, Buyer shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel for Seller, an opinion as of said date, in form attached hereto as Exhibit 5.1(e).

               (f) Audited Financials. On or prior to the Closing, Buyer shall have received audited financial statements for the fiscal year ended September 30, 1996 together with originally executed reports of the auditors who have prepared such audited financial statements and all necessary consents required for Buyer to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended.

               (g) No Litigation. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, Seller or Stockholder or any material adverse change in the laws or regulations applicable to Seller.

               (h) Consents and Assignments. Seller (and, to the extent applicable, Stockholder) shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Seller (and, to the extent applicable, Stockholder) in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Seller by Buyer subsequent to the Closing; and Seller and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of Seller and the consummation of the transactions contemplated by this Agreement, and in connection with the transfer of Subject Assets or Seller's contracts, permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

               (i) Hart-Scott-Rodino. All required Hart-Scott-Rodino filings under the HSR Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

               (j) Transition Services Agreement. Seller, Stockholder and Buyer shall have executed and delivered a Transition Services Agreement in substantially the form of Exhibit 5.1(j) attached hereto.

               (k) FIRPTA Withholding. At or prior to the Closing, Buyer shall have received from Stockholder a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code substantially in the form attached hereto as Exhibit 5.1(k).

                (l) Business Relations. Buyer shall be reasonably satisfied based on personal interviews with Seller's Customers, Distributors and Suppliers that such Customers, Distributors and Suppliers intend to continue their current level of business with Seller after the Closing.

               (m) Employee Programs. Seller shall have taken all steps reasonably necessary under the relevant documents and applicable law for Buyer to succeed to the position of Seller with respect to each Employee Program identified on Schedule 2.25.

               (n) No Liens. Prior to or at the Closing, the Subject Assets shall be free and clear of all liens, encumbrances and charges.

               (o) No Intercompany Debt. Prior to or at the Closing, all accounts receivable or accounts payable owed to or by Seller from or to any related party or affiliate of Seller or Stockholder shall be paid in full.

               (p) Assignment of Certain Rights of Stockholder. Stockholder shall have assigned to Buyer all rights including under any proprietary information or nondisclosure agreements as are necessary to conduct Seller's business.

               (q) Licenses. Seller and Stockholder have assisted Buyer in obtaining the third-party licenses set forth on Schedule 5.1(q) attached hereto and Stockholder represents that it has made all lump sum payments required thereunder.

        5.2 Conditions to Obligations of Seller. Seller's obligation to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations; Warranties; Covenants. Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to Seller a certificate of the President or any Vice President of Buyer dated on the Closing to such effect.

               (b) Approval of Seller's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Wilson, Sonsini, Goodrich & Rosati, as counsel for Seller, and such counsel shall have received on behalf of Seller and the Stockholder such other certificates, opinions and documents in form satisfactory to counsel for Seller as Seller may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

               (c) No Litigation. There shall have been no determination by Seller, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, Seller or the Stockholder or any material adverse change in the laws or regulations applicable to Buyer.

               (d) Opinion of Counsel. On the Closing Date, Seller shall have received from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, in form attached hereto as Exhibit 5.2(d).

               (e) Hart-Scott-Rodino. All required Hart-Scott-Rodino filings under the HSR Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act without the objection of such federal authorities.


SECTION 6. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

        6.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

        6.2 Collection of Assets. Subsequent to the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to Buyer from time to time, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items included in the Subject Assets.

        6.3 Payment of Obligations. Seller shall pay all of the Excluded Liabilities in the ordinary course of business as they become due.

SECTION 7. INDEMNIFICATION.

        7.1 Indemnification by Seller and Stockholder. Seller and Stockholder jointly and severally agree subsequent to the Closing to indemnify and hold Buyer and its respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, diminution in value, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

               (a) fraud, intentional misrepresentation or a deliberate or wilful breach by Seller or the Stockholder of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto;

               (b) any other breach of any representation or warranty of Seller or the Stockholder under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations or warranties;

               (c) any other breach of any covenant of Seller or Stockholder under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by any reason or any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such covenant;

               (d) the Shiva Warranty Liability or any other claims made by Shiva Corporation with respect to the matters or events occurring or facts or circumstances existing with respect to sales of products or services by Seller to or Seller's relationship or activities with Shiva Corporation on or prior to the Closing;

               (e) all claims asserted under the Bulk Sales Act;

               (f) any failure by Seller or the Stockholder to perform and discharge any of the Excluded Liabilities as set forth in this Agreement;

               (g) any liability of Seller or the Stockholder for Taxes (as defined in Section 2.8);

               (h) any liability of the Buyer arising out of intercompany accounts or balances of, between or among the Seller and its affiliates or related parties existing as of the date of the Closing; and

               (i) any liability related to claims of patent infringement made or threatened against Seller or Stockholder by Omni Dimensional Networks or Business Software Alliance.

        7.2 Limitations on Indemnification by Seller and Stockholder. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under Section 7.1 shall be subject to the following provisions:

               (a) No indemnification shall be payable pursuant to Subsection 7.1(b) above to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 7.1 shall exceed $100,000 in the aggregate, whereupon the amount of such claims in excess of $100,000 shall be recoverable in accordance with the terms hereof;

               (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Subsection 7.1(b) (exclusive of claims for indemnification for Taxes or a breach of any representation, warranty or covenant with respect to Taxes or tax related matters or any breach relating to or involving fraud or intentional misrepresentation) after October 31, 1998 (the "Indemnification Cut-Off Date"); and

               (c) No indemnification shall be payable pursuant to Subsection 7.1(b) above to a Buyer Indemnified Party (exclusive of claims for indemnification for Taxes or a breach of any representation, warranty or covenant with respect to Taxes or the related matters or any breach relating to or involving fraud or intentional misrepresentation) to the extent that the aggregate amount payable exceeds Four Million Five Hundred Thousand Dollars ($4,500,000).

        7.3 Indemnification by Buyer and Parent . Buyer and Parent jointly and severally agree to indemnify and hold Seller and its representatives, affiliates and persons serving as officers, directors or employees thereof and the Stockholder (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

               (a) a breach of any representation, warranty or covenant made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach; and

               (b) any failure by Buyer to perform and discharge any of the Liabilities as set forth in this Agreement.

        7.4 Limitation on Indemnification by Buyer and Parent. Notwithstanding the foregoing, the right of Seller Indemnified Parties to indemnification under
Section 7.3 shall be subject to the following provisions:

               (a) No indemnification pursuant to Section 7.3(a) shall be payable to Seller or the Stockholder, unless the total of all claims for indemnification pursuant to Section 7.3(a) shall exceed $100,000 in the aggregate, whereupon the amount of such claims in excess of $100,000 shall be recoverable in accordance with the terms hereof;

               (b) No indemnification shall be payable to Seller or the Stockholder with respect to claims asserted pursuant to Section 7.3(a) above after the Indemnification Cut-Off Date; and

               (c) No indemnification shall be payable pursuant to Subsection 7.3(a) above to a Seller Indemnified Party (exclusive of claims for indemnification for Taxes or a breach of any representation, warranty or covenant with respect to Taxes or the related matters or any breach relating to or involving fraud or intentional misrepresentation) to the extent that the aggregate amount payable exceeds Four Million Five Hundred Thousand Dollars ($4,500,000).

        7.5 Notice; Defense of Claims. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel, whose reasonable fees and expenses shall be borne by the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

SECTION 8. MISCELLANEOUS.

        8.1 Bulk Sales Law. Buyer waives compliance by Seller with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors in connection with the transfer of the Subject Assets under this Agreement.

        8.2 Fees and Expenses.

               (a) Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller relating in any way to the purchase and sale of the Subject Assets hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of Seller or the Stockholder, shall be charged to or paid by Buyer or included in any of the Liabilities.

               (b) Seller will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Subject Assets to Buyer as contemplated by this Agreement, including without limitation, all sales, use, excise, real property and other transfer taxes and charges applicable to such transfer; all recording charges and fees applicable to the recordation of deeds and mortgages and other instruments of transfer; and all costs of obtaining or transferring permits, registrations, applications and other tangible and intangible properties. Buyer will pay all premiums, charges and costs of obtaining and providing surveys, appraisals, UCC and title searches and title insurance for the benefit of Buyer with respect to the Subject Assets.

        8.3 Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

        8.4 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt with confirmation of transmission, or if sent by registered or certified mail or by a nationally recognized commercial courier, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in

United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                      Netaccess Acquisition Corp.
                               c/o Brooktrout Technology, Inc.
                               410 First Avenue
                               Needham, MA 02192
                               Attention: Eric Giler, President

With a copy to:                Goodwin, Procter & Hoar  LLP
                               Exchange Place
                               Boston, MA  02109
                               Attention: H. David Henken, Esq.
                                          Thomas P. Storer, P.C.

TO SELLER:                     Netaccess, Inc.
                               c/o Xircom, Inc.
                               2300 Corporate Center Drive
                               Thousand Oaks, California 91320-1420
                               Attention: General Counsel

With a copy to:                Wilson, Sonsini, Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304-1050
                               Attention: Larry W. Sonsini, Esq.
                                          Howard S. Zeprun, Esq.

TO THE STOCKHOLDER:            Xircom, Inc.
                               2300 Corporate Center Drive
                               Thousand Oaks, California 91320-1420
                               Attention: General Counsel

With a copy to:                Wilson, Sonsini, Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304-1050
                               Attention: Larry W. Sonsini, Esq.
                                          Howard S. Zeprun, Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

        8.5 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

        8.6 Assignability; Binding Effect. After the Closing, Buyer's rights and obligations hereunder shall be freely assignable, provided that Buyer's obligations under Section 7 shall be assignable only (a) to any direct or indirect subsidiary of Brooktrout Technology, Inc.; (b) to a person who acquires all or substantially all of Buyer's assets by merger, purchase or otherwise or
(c) otherwise with the consent of Stockholder, which consent shall not be unreasonably withheld. This Agreement may not be assigned by Seller without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

        8.7 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

        8.8 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

        8.9 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

        8.10 Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and consent of Buyer and Seller.

        8.11 Consent to Jurisdiction. Solely for the purpose of allowing a party to enforce its indemnification and other rights hereunder, each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts, or in the court in which any claim for which indemnification may be sought hereunder is brought against an indemnified party.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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
        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                    BUYER:

                                    BTINH OPERATING COMPANY, INC.

                                        /s/ Robert C. Leahy
                                    By:___________________________________

                                           Treasurer
                                    Title:________________________________


                                    PARENT:

                                    BROOKTROUT TECHNOLOGY, INC.

                                        /s/ Robert C. Leahy
                                    By:___________________________________

                                           Vice President
                                    Title:________________________________


                                    SELLER:

                                    NETACCESS, INC.

                                        /s/ Randall H. Holliday
                                    By:___________________________________

                                           Secretary
                                    Title:________________________________



                                    STOCKHOLDER:

                                    XIRCOM, INC.

                                        /s/ Randall H. Holliday
                                    By:___________________________________

                                           Secretary
                                    Title:________________________________


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